Exhibit A

Funds

Funds	Effective Date
First Trust STOXX European Select Dividend Index Fund	10/12/2010
First Trust Alerian Disruptive Technology Real Estate ETF	10/12/2010
First Trust Dow Jones Global Select Dividend Index Fund	10/12/2010
First Trust Global Wind Energy ETF	10/12/2010
First Trust Alerian U.S. NextGen Infrastructure ETF	10/12/2010
First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund	10/12/2010
First Trust Indxx Global Natural Resources Income ETF	10/12/2010
First Trust Indxx Global Agriculture ETF	10/12/2010
First Trust BICK Index Fund	10/12/2010
First Trust Indxx NextG ETF	02/15/2011
First Trust S-Network Future Vehicles & Technology ETF	05/06/2011
First Trust Cloud Computing ETF	07/05/2011
First Trust International Equity Oppportunities ETF	10/10/2014
First Trust NASDAQ Cybersecurity ETF	07/02/2015
First Trust IPOX® Europe Equity Opportunities ETF	10/01/2018
First Trust Dow Jones International Internet ETF	10/31/2018
First Trust Indxx Metaverse ETF	03/04/2022
First Trust Nasdaq Lux Digital Health Solutions ETF	03/07/2022
First Trust Bloomberg Emerging Market Democracies ETF	02/28/2023